UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 3, 2015

NAKED BRAND GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52381	99-0369814
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10th Floor – 95 Madison Avenue, New York, NY 10016
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 212.851.8050

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 3, 2015, Naked Brand Group Inc. (the “Company,” “we,” “us” or “our”) entered into separate warrant amendment agreements (“Warrant Amendments”) with Carole Hochman, David Hochman and Niko Pronk (the “Exercising Holders”), each a holder of warrants issued in conjunction with the Company’s private placement financing with respect to which closings occurred on June 10, 2014 and July 8, 2014.

Pursuant to the Warrant Amendments, the Exercising Holders amended such warrants to (i) reduce the exercise price to $0.10 per share of common stock in cash, (ii) shorten the exercise period, (iii) restrict the ability of the holders of shares issuable upon exercise of such warrants to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of such shares without the prior written consent of the Company through the date that is one hundred and twenty (120) days after the Expiration Date (as defined below) (the “Exercising Holder Lock-Up Period”), and (iv) provide that a holder, acting alone or with others, will agree not to effect any purchases or sales of any securities of the Company in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended, or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the Exercising Holder Lock-Up Period.

In connection with the Warrant Amendments, the Exercising Holders exercised such amended warrants in full, pursuant to which the Company issued an aggregate of 8,210,004 shares of its common stock for aggregate gross proceeds of $821,000.40.

The above description of the Warrant Amendments is not complete and is qualified in its entirety by the Warrant Amendments by reference to the full text of those agreements, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference. The shares of common stock issued upon exercise of the amended warrants were issued in reliance on exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), as set forth in Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. The issuance of such shares constitutes a privately negotiated transaction, not involving an underwriter, between the Company and each Exercising Holder.

Item 7.01 Regulation FD Disclosure.

On July 7, 2015, the Company commenced an issuer tender offer with respect to certain warrants to purchase common stock of the Company in order to provide the holders thereof with the opportunity to amend and exercise their warrants upon the terms and subject to the conditions set forth in the Company’s tender offer statement on Schedule TO and the related exhibits included therein (the “Offering Materials”) filed with the Securities and Exchange Commission (the “SEC”) on July 7, 2015.

The Company is offering to amend, upon the terms and subject to the conditions set forth herein, warrants to purchase an aggregate of 54,820,199 shares of common stock (the “Offer to Amend and Exercise”), consisting of outstanding warrants to purchase 54,820,199 shares of the Company’s common stock (the “Warrant Shares”) at an exercise price of $0.15 per share, issued to investors participating in the Company’s private placement financing with respect to which closings occurred on June 10, 2014 and July 8, 2014 and warrants issued to certain lenders in connection with certain Amendment to Promissory Note Agreements (the “Amendment Agreements”) dated April 4, 2014 (the “Original Warrants”).

Pursuant to the Offer to Amend and Exercise, the Original Warrants of holders who elect to participate in the Offer to Amend and Exercise will be amended (the “Amended Warrants”) to: (i) reduce the exercise price to $0.10 per share of common stock in cash, (ii) shorten the exercise period so that they expire concurrently with the expiration of the Offer to Amend and Exercise at 9:00 p.m. (Pacific Time) on August 3, 2015, as may be extended by the Company in its sole discretion (the “Expiration Date”), (iii) restrict the ability of the holder of shares of common stock issuable upon exercise of the Amended Warrants to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of such shares without the prior written consent of the Company for a period of one hundred and twenty (120) days after the Expiration Date (the “Lock-Up Period”), and (iv) provide that a holder, acting alone or with others, will agree not to effect any purchases or sales of any securities of the Company in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the Lock-Up Period.

The purpose of the Offer to Amend and Exercise is to encourage the amendment and exercise of the Original Warrants at a significantly reduced exercise price in order to provide funds to support ongoing operations, including the Company’s efforts to accelerate sales and distribution of its men’s collection, to launch and establish sales and distribution for its women’s collection, to develop additional product lines including its recently announced Dwyane Wade signature collection which we anticipate will be made available for retail purchase in 2016, to implement marketing and brand awareness building campaigns, and to explore opportunities to establish international distribution relationships and other strategic partnerships for the Company. In addition, we believe proceeds from the Offer to Amend and Exercise can also help the Company increase stockholders’ equity, which, along with other changes to our capital structure that we intend to complete, is necessary to the Company’s goal to pursue a listing of its common stock on a national securities exchange. The initial listing standards applicable to the Company for both the NYSE MKT and NASDAQ require that a company meet minimum stockholder’s equity requirements.

Holders may elect to participate in the Offer to Amend and Exercise with respect to some, all or none of their Original Warrants. If a holder chooses not to participate in the Offer to Amend and Exercise, the holder’s Original Warrants will remain in full force and effect, as originally issued with an exercise price of $0.15 per share.

The period during which Original Warrants may be amended and exercised on terms described above will commence on July 7, 2015 through the Expiration Date.

The Company will agree to amend all Original Warrants held by eligible holders who elect to participate in the Offer to Amend and Exercise, upon the terms and subject to the conditions of the Offer to Amend and Exercise and the accompanying Election to Consent, Participate and Exercise Warrant included with the Offering Materials.

Important Information

The information in this Current Report on Form 8-K is for informational purposes only, and the foregoing reference to the tender offer shall not constitute an offer to buy, exchange or amend securities or constitute the solicitation of an offer to sell, exchange or amend any of the Company’s securities. The Company filed a tender offer statement on Schedule TO and the offering materials related to the tender offer, including the Offer to Amend and Exercise, the Election to Consent, Participate and Exercise Warrant, forms of Amended Warrants and Notice of Withdrawal, with the SEC. These documents contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These documents may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, these documents (and all other materials filed by the Company with the SEC) may be obtained at no charge by directing a request to Naked Brand Group Inc., 95 Madison Avenue, 10th Floor, New York, New York 10016, Attn: Michael Flanagan, telephone number (212) 851-8050.

Although the Company requires that holders of Original Warrants complete an accredited investor questionnaire, holders of Original Warrants are not required to be accredited investors in order to participate in the Offer to Amend and Exercise. All holders of Original Warrants at the time of their investment (i) in the Company’s private placement financing with respect to which closings occurred on June 10, 2014 and July 8, 2014 and (ii) in connection with the Amendment Agreements represented to the Company that they were accredited investors as of the date of their investment. If any holders of Original Warrants have ceased to be accredited investors, we ask that they indicate as such in the accredited investor questionnaire by checking the box marked “The entity is not an ‘Accredited Investor’ because none of the above apply.”

If the Company receives a completed accredited investor questionnaire from any holder of Original Warrants that desires to participate in the Offer to Amend and Exercise indicating that such holder is no longer an accredited investor, the Company will, prior to the Expiration Date, file as part of a subsequent amendment to its Schedule TO and distribute to all holders of Original Warrants supplemental disclosure which includes all of the information required by Rule 502 of Regulation D and will extend the Expiration Date of the Offer to Amend and Exercise to the extent required under the Exchange Act and rules promulgated thereunder.

Forward Looking Statement

This Current Report on Form 8-K contains “forward-looking statements.” Any statements contained in this Current Report on Form 8-K that do not describe historical facts may constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology and include statements regarding: (1) our product line; (2) our business plan, including our plan to launch a complimentary line of women's innerwear, lounge and sleepwear products within the next 12 months and in the future extend the Naked brand to active wear, swim as well as bed and bath products; (3) our expectation that by the end of fiscal 2015, all of our primary production will be made outside of Canada; (4) the enforceability of our intellectual property rights; (5) projections of market prices and costs; (6) supply and demand for our products; (7) future capital expenditures; (8) our need for, and our ability to raise, capital; (9) the launch of our “Role Models” campaign during Summer 2015; (10) the launch of a Wade signature collection of innerwear for men and boys; and (11) the anticipated consummation of the issuer tender offer, the purposes thereof and the expected uses of the net proceeds, if any, therefrom. These forward-looking statements are subject to risks and uncertainties that may cause actual results, performance or developments to differ materially from those contained in the statements. The material assumptions supporting these forward-looking statements include, among other things: (1) our ability to obtain any necessary financing on acceptable terms; (2) timing and amount of capital expenditures; (3) the enforcement of our intellectual property rights; (4) our ability to launch new product lines; (5) retention of skilled personnel; (6) continuation of current tax and regulatory regimes; (7) current exchange rate and interest rates; and (8) general economic and financial market conditions. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. These risks and uncertainties include: (1) a continued downturn in international economic conditions; (2) any adverse occurrence with respect to the development or marketing of our apparel products; (3) any adverse occurrence with respect to any of our licensing agreements; (4) our ability to successfully bring apparel products to market; (5) product development or other initiatives by our competitors; (6) fluctuations in the availability and cost of materials required to produce our products; (7) any adverse occurrence with respect to distribution of our products; (8) potential negative financial impact from claims, lawsuits and other legal proceedings or challenges; (9) our ability to enforce our intellectual property rights; (10) our ability to hire and retain senior management and key employees; and (11) other factors beyond our control. These and other factors are identified and described in more detail in the Company’s filings with the SEC, including our Annual Report on Form 10-K for the year ended January 31, 2015. These forward-looking statements are made as of the date of this Current Report on Form 8-K, and the Company does not undertake an obligation to update these forward-looking statements after such date.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Form of Warrant Amendment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAKED BRAND GROUP INC.

Date: July 7, 2015	By:	/s/ Michael Flanagan
Michael Flanagan
Chief Financial Officer